As filed with the Securities and Exchange Commission on January
26, 1996.

                             Registration No. 33 - _______

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
               __________________________________

                           FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
               __________________________________

                     CUC INTERNATIONAL INC.
(Exact name of Registrant as Specified in its Charter)

  Delaware                                06-0918165
  (State or Other Jurisdiction            (I.R.S.Employer
  of Incorporation or Organization)     Identification No.)

                       707 Summer Street
                  Stamford, Connecticut 06901
(Address, including Zip Code, of Registrant's Principal
Executive Offices)

     CUC International Inc. 1992 Employee Stock Option Plan
                    (Full Title of the Plan)
              __________________________________

                       Cosmo Corigliano
                     CUC INTERNATIONAL INC.
                       707 Summer Street
                     Stamford, CT 06901
                         (203) 324-9261
(Name, Address, including zip code, and Telephone Number, including A rea Code, of Agent for Service)
                 __________________________________

                   CALCULATION OF REGISTRATION FEE


               Amount of     Proposed     Proposed
Title of       Additional    Maximum      Maximum
Securities     Securities    Offering     Aggregate     Amount of
to be          to be         Price        Offering      Registration
Registered     Registered    Per Share    Price          Fee

Common Stock     3,000,000  $33.875(1)   $101,625,000(1) $35,043.10
$.01 par value

     (1) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price and the registration fee are based on the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on January 22, 1996.


     Note:The contents of the Registrant's earlier registration statements on Form S-8, filed January 10, 1994, Registration No. 33-74066, and April 27, 1995, Registration No. 33-91658,
     with regard to the CUC International Inc. 1992 Employee Stock Option Plan, are incorporated herein by reference.

Exhibits

4.1       CUC International Inc. 1992 Employee Stock Option Plan

4.2       Form of Stock Option Agreement*


5. Opinion of Amy N. Lipton, Esq. as to the legality of the securities being registered

23.1      Consent of Ernst & Young LLP

23.2 Consent of Amy N. Lipton, Esq. (included in the opinion filed as Exhibit 5 hereto)

24. Powers of Attorney of certain officers and directors of the Registrant (included on the signature page of this Registration Statement)

______________________________________

     * Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-8, filed
          January 10, 1994, Registration No. 33-74066.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of January, 1996.

                         CUC INTERNATIONAL INC.

                         By: /s/ Walter A. Forbes
                         Walter A. Forbes
                         Chief Executive Officer and Chairman
                         of the Board of Directors

                       POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter
A. Forbes and E. Kirk Shelton, and each and either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                Title                     Date

/s/ Walter A. Forbes  Chief Executive Officer   January 26, 1996
Walter A. Forbes      and Chairman of the Board
                      (Principal Executive Officer)

/s/ Cosmo Corigliano  Senior Vice President     January 26, 1996
Cosmo Corigliano      Chief Financial Officer
                      and (Principal Financial
                      and Accounting Officer)

/s/ Bartlett Burnap      Director               January 26, 1996
Bartlett Burnap

/s/ T. Barnes Donnelley     Director           January 26, 1996
T. Barnes Donnelley

/s/ Stephen A Greyser        Director          January 26, 1996
Stephen A. Greyser

/s/ Christopher K. McLeod      Director       January 26, 1996
Christopher K. McLeod

/s/ Burton C. Perfit            Director      January 26, 1996
Burton C. Perfit

Robert P. Rittereiser           Director

/s/ Stanley M. Rumbough, Jr.     Director     January 26, 1996
Stanley M. Rumbough, Jr.

/s/ E. Kirk Shelton             Director      January 26, 1996
E. Kirk Shelton

                          EXHIBIT INDEX


Exhibit Number          Description                  Page

   4.1         CUC International Inc. 1992
               Employee Stock Option Plan             5

    4.2        Form of Stock Option Agreement*

     5         Opinion of Amy N. Lipton, Esq.
               as to legality of the securities
               being registered                       12

     23.1      Consent of Ernst & Young LLP           14

     23.2      Consent of Amy N. Lipton, Esq.
               (included in the opinion filed as
               Exhibit 5 hereto)

     24         Powers of Attorney of certain
                officers and directors of the
                Registrant (included on the
                signature page of this Registration

Statement)______________________________________

     * Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-8, filed January 10, 1994,
     Registration No. 33-74066.